                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                            ESSEX INTERNATIONAL INC.
                                       TO
                             SUT ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                             SUPERIOR TELECOM INC.
                   (Not to be used for signature guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (the "Shares"), of Essex International Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company, as Depositary (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase, dated October 28, 1998 (the "Offer to Purchase")) or (iii) if the procedures for delivery of Shares by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an "Eligible Institution" (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

     BY MAIL, HAND OR OVERNIGHT DELIVERY                BY FACSIMILE TRANSMISSION:
                                                     (For Eligible Institutions Only)
               40 Wall Street                                 (718) 234-5001
                 46th Floor                     CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE:
          New York, New York 10005                            (718) 921-8200

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to SUT Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of Superior TeleCom Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

Number of Shares:
Share Certificate Number(s) (if available):            Name(s) of Record Holder(s):
                                                          (Please Type or Print)
If Share(s) will be delivered by book-entry                    Address(es):
transfer, check this box. / /
                                                                (Zip Code)
Account Number:                                Area Code and Telephone Number(s):
                                               Signature(s)
                                               Dated: , 199

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a financial institution which is a member of the Securities Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act and (b) guarantees to deliver to the Depositary, at its address set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or a timely confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date of execution of this Notice of Guaranteed Delivery.

                Name of Firm                               Authorized Signature
                                                                   Name:
                   Address                                (please print or type)
                  Zip Code                                        Title:

Area Code and
Telephone Number:                              Dated: , 199

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3